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            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

    ____________     LIFE INSURANCE EXCHANGE OPTION RIDER     ____________

This rider is a part of the policy to which it is attached if it is listed in the Schedule of Benefits and Premiums. The insureds under the existing policy are the insureds under this rider.

DEFINITIONS -- "Existing policy" means
the policy to which this rider is
attached.

"New policy" means each policy issued
under this rider insuring the life of
one of the insureds.

The exercise of this option is subject
to all the provisions and conditions of
this rider.

EXCHANGE OPTION BENEFIT -- While this
rider is in force the owner may exchange the existing policy for new policies of life insurance on the lives of both of the insureds. This option may be exercised only if one of the following events occurs:

- A final divorce decree of the insureds' marriage which has been in effect for at least six months, but not more than one year, before an exchange takes place.

- The Federal Tax Law is changed,
  resulting in:

- the repeal of the unlimited marital
  deduction provision; or

- a reduction of at least 50% in the
  maximum federal estate tax bracket.

This option may be exercised on or
within six months after:

- a final divorce decree of the insured's marriage has been in effect for six months; or

- the effective date of the Federal Tax
  Law change as described above.

EXERCISE OF THE OPTION -- The owner must provide the following to the Company for each insured:

- a written application for an eligible
  policy of life insurance;

- evidence the exchange option event has occurred;

- proof the owner has an insurable
  interest in the insured;

- written consent to exchange by the
  insured, all assignees and irrevocable
  beneficiaries, if any, of the existing
  policy; and

- payment of any amounts required by this rider.

EXCHANGE DATE -- The exchange date will
be the monthly payment date next
following the later of:

(a) the date the Company receives payment of any amount due for the exchange; and

(b) the date the Company approves the
    issuance of both new policies.

Insurance provided by the existing
policy shall terminate at the end of the day preceding the exchange date.
Insurance under the new policies will
begin on the exchange date. No death
benefit will be paid under a new policy
if an insured dies on or after the date
of the application for the new policy
and before the exchange date.  Instead,
the Company will refund the amount paid
on the new policy, if any.








FORM 1076-89

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REQUIRED PAYMENT OR ADJUSTMENT -- One-
half the policy value of the existing
policy will be applied as the first
premium for each new policy.  If the
policy value so allocated exceeds the
maximum premium allowed under the new
policy, the excess will be paid to the
owner.  If the allocated policy value
less debts is less than the amount
needed to maintain the new policy in
force for three months, the owner will
be required to pay the difference to the Company.

NEW POLICY DESCRIPTION -- The date of
issue of the new policy will be the
exchange date.  The time periods in the
suicide and incontestability provisions
will be measured from the date of issue
of the existing policy or the last
increase in the face amount of the
existing policy, if applicable.

The new policy will be the flexible
premium adjustable life insurance policy offered by the Company on the exchange date. The insurance charges will be based on the rates in use on the date of issue of the new policy for the insured's sex and class of risk on the exchange date.

The face amount of the new policy will
be 50% of the face amount of the
existing policy.

The Company, at its discretion, may
decline to include in the new policy any riders. Charges for riders included in the new policy will be at the rates in use on the exchange date for the insured's sex and class of risk.

TERMINATION -- This rider will terminate on the first to occur of:

- the death of the insured who dies first;
  or

- termination of the existing policy
  during the lifetime of the insureds; or

- upon written request by the owner; or

- the policy anniversary of the existing policy nearest the older insured's 80th birthday; or

- exercise of this exchange option.

GENERAL -- Except as otherwise provided
herein, all of the provisions and
conditions of the existing policy apply
to this rider.

Charges for this rider are payable as a
part of the monthly insurance charges
due under the existing policy.  The
monthly charge for this rider is shown
on page 5 of the existing policy.


IN WITNESS WHEREOF, the Company has, by its President and Secretary, executed this rider at Worcester, Massachusetts on the date of issue of this rider.








Secretary                                          President







FORM 1076-89